Exhibit 10.5

APPENDIX A

GENERAL TERMS AND CONDITIONS OF THE FINANCING FACILITY

[to be construed as an essential part of the Letter of Offer]

1.	METHOD OF FINANCING (Non-Revolving and/or Revolving)	:	Under the Commodity Murabahah transaction, the Customer may utilise the Facility upon completion of the following transactions:

(a)	The Customer shall request to purchase the Commodity from MDV at the Asset Sale Price and will irrevocably undertake to purchase the Commodity from MDV at the Asset Sale Price upon MDV having purchased the said Commodity from a commodity trader;

(b)	The Customer will appoint MDV as its agent:

(i)	to enter into the Murabahah Sale Contract on behalf of the Customer and to purchase the Commodity from MDV at the Asset Sale Price which is to payable on deferred basis; and

(ii)	to sell the Commodity to a third party commodity trader upon the conclusion of the purchase by the Customer of the Commodity, at the Commodity Cost which shall be an amount equivalent to the Facility amount, in the event the Customer opts to sell the Commodity to the third-party commodity trader.

(c)	In furtherance to the Customer’s undertaking to purchase the Commodity from MDV, MDV will purchase the Commodity from a commodity trader at the Commodity Cost which shall be an amount equivalent to the Facility amount.

(d)	The transfer of ownership of the Commodity by the commodity trader to MDV shall be evidenced by the e-certificate together with the delivery order.

(e)	MDV will then sell the Commodity to the Customer at the Asset Sale Price based on the Murabahah contract (Commodity Cost + Ceiling Profit Rate) which shall be payable by the Customer to MDV by way of installments or deferred payment or any other method in accordance with the manner as prescribed by MDV in the Letter of Offer and the Master Facility Agreement. Pursuant to paragraph (b)(i) above, MDV acting as the Customer’s agent will conclude the Murabahah Sale Contract on behalf of the Customer.

(f)	Upon the conclusion of the purchase of the Commodity by the Customer and as the owner of the Commodity, the Customer may take physical delivery of the Commodity and make the necessary arrangement (including but not limited to transportation and required licenses) at the Customer’s own cost MDV may facilitate the delivery of the Commodity to the Customer by connecting the Customer to the commodity trader. Alternatively sell the Commodity through its agent to a third party commodity trader.

(g)	In the event the Customer opts to sell the Commodity to the third party commodity trader and pursuant to a dual agency arrangement, MDV, acting as the Customer’s agent, will then sell the Commodity to a third party commodity trader at the Commodity Cost. Pursuant to this, MDV shall receive payment from the third party commodity trader on behalf of the Customer and MDV will then remit the sale proceeds, which will be an amount equivalent to the Facility amount, into a disbursement account and/or any such other designated account(s) acceptable to MDV.

2.	TERMS, RULES AND REGULATIONS	:	The Facility is subject to:-

(a)	the terms and conditions of the Master Facility Agreement in form and substance prescribed by MDV to be entered into between the Customer and MDV and the security parties;

(b)	the terms and conditions in letters of offer and supplemental letters of offer from time to time issued by MDV to the Customer and accepted by the Customer;

(c)	the rules and regulations including rules and regulations as imposed by the Shariah which are prescribed or stipulated by MDV from time to time; and

(d)	the directives, rules, regulations and guidelines issued from time to time by the Government of Malaysia and any other monetary, governmental or regulatory authorities, agencies or bodies having jurisdiction over the Customer and MDV.

3.	SPECIFIC TERMS AND CONDITION FOR REVOLVING FACILITY	:	MDV may at its absolute discretion allow revolving of the Facility or such part thereof subject to the following terms and conditions:

(i)	During the Tenure of the Facility, the Customer may re-utilise part or full amount of the principal amount subject to available limit of the Facility amount, and subject always to fulfilment of the Specific Disbursement Conditions (and/or other conditions to be determined by MDV from time to time) in accordance with the financing procedure and upon completion of the Commodity Murabahah transaction as set out in Clause 1 above.

(ii)	For every revolving disbursement/reimbursement request, the Customer shall execute a new Commodity Murabahah transaction as set out in Clause 1 above.

(iii)	The Customer shall continue to pay the profit portion in accordance with the payment schedule as stipulated in this Letter of Offer.

(iv)	MDV may at any time during the Tenure stop utilisation of the Facility, in the event:

(a)	MDV is not satisfied or is concerned with the Customer’s ability to perform the contract/project or to meet the Customer’s obligation under the Facility; or

(b)	MDV is in the opinion that utilisation will lead to any possible risk(s) to the interest of MDV regardless of the severity.

4.	CONDITIONS PRECEDENT	:	The disbursement or utilisation of the Facility shall be made after the following conditions precedent have been fully satisfied by the Customer:-

(a)	the Master Facility Agreement, Commodity Transaction Documents, Security Documents and other relevant documents (hereinafter collectively referred to as “Transaction Documents”) as required by MDV from time to time shall have been duly executed by the Customer, the security party(ies) and MDV, and where applicable, stamped and presented/lodged/filed for registration with all relevant registries, authorities and/or agencies;

(b)	all appropriate searches shall have been carried out on the Customer and/or the security party(ies) and/or its officers/shareholders at the appropriate registry(ies), authorities and/or agencies by MDV or by MDV’s solicitors and that the results of such searches are satisfactory to MDV;

(c)	the receipt by MDV of all documents, confirmations and/or undertakings from the Customer and/or its officers/shareholders as MDV or MDV’s solicitors consider(s) necessary;

(d)	the payment by the Customer of all fees including the Administration/Arranger fee (if applicable) and the fees of all professional consultants and advisors appointed by MDV in relation to the Facility, charges, stamp duties, handling fee for the Commodity Murabahah transactions, registration fees, costs, expenses and other payments whatsoever as may be instructed to be paid by MDV or MDV’s solicitors;

Without prejudice to any other provisions herein or in the Master Facility Agreement, in the event that any sales and services tax or any other taxes, levies or charges whatsoever (collectively “Taxes”) are at any time imposed or charged by any government, quasi government, statutory or tax authority (whether in Malaysia or elsewhere) in respect of any sums payable to MDV or any sums received or receivable by MDV, any costs or expenses paid or incurred by MDV, any monies and liabilities intended to be secured by the Security Documents or any other matters under or relating to the Facility, or any Security Documents or otherwise howsoever, the Taxes shall (except to the extent (prohibited by law) be borne or chargeable to the Customer.

MDV may pay the taxes when due (unless required by law, shall be under no obligation to do so) and the Taxes so paid, shall on demand be paid to MDV by the Customer, and until payment shall be secured by the Security Documents and MDV may without prejudice debit the Taxes to any account of the Customer. The obligations of the Customer hereunder shall survive the payment of the Facility and the discharge of the Security Documents.

(e)	all governmental, corporate creditors, shareholders’ or other authorisation, approvals and consents which are necessary expedient for the financing by MDV hereunder and the execution of the Security Documents have been obtained by the Customer or the security party(ies) (if applicable);

(f)	MDV shall have received the following documents from the Customer and/or the security party(ies) in form and substance acceptable to MDV and its solicitors:

(1)	a certified true copy of the Customer’s Board of Directors Resolution authorising:

(i)	the acceptance of the Facility;

(ii)	the execution of the Security Documents and all other relevant documents relating to the Facility;

(iii)	the list of persons authorised to sign on behalf of the Customer all relevant documents relating to the Facility and affixation of the common seal of the Customer on all documents relating to and/or arising out of the Facility (if applicable);

(2)	a certified true copy of the security party(ies) Board of Directors’ Resolution authorising:

(i)	the execution of all the Security Documents relating to the Facility and other related documents thereto in relation to the Facility; and

(ii)	the list of persons authorised to sign on behalf of the security party(ies) all relevant documents relating to the Facility and affixation of the common seal of the security party(ies) on all documents relating to and/or arising out of the Facility (if applicable);

(3)	specimen signatures of the authorised signatories to the Security Documents and to all other notices and certificates required of the Customer, duly certified by the Company Secretary or a Director of the Customer.

(4)	certified true copy(ies) of the Certificate of Incorporation (Form 9/Form 8/Form 13) and Memorandum and Articles of Association / Constitution or its equivalent in accordance to the Companies Act 2016.

(5)	certified true copy(ies) each of the latest Form 24, Form 44 and Form 49 or its equivalent in accordance to the Companies Act 2016;

(g)	the written consent or disclaimer from (i) the Customer’s existing financier(s) other than MDV for the Customer to accept the Facility; and (ii) the Customer’s/security party(ies)’s existing financier(s) other than MDV to execute the Security Documents as set out herein in favour of MDV (if applicable);

(h)	the perfection of Security Document in respect of intellectual property rights which is developed and/or owned and/or to be developed and/or to be owned by the Customer which shall include but not limited to the source codes, design codes and other relevant obJect codes of the latest version of software (if applicable);

(i)	the compliance by the Customer of:-

(i)	all MDV’s requirements in respect of the operation of the Facility; and

(ii)	all other conditions as may be deemed appropriate by MDV and/or its solicitors;

(j)	such other Conditions Precedent as set out in Clause 16 of Specific Terms and Conditions hereof (if any) which shall be construed as an integral and essential part of this Letter of Offer. These terms and conditions may be amended, varied, modified, supplemented or adjusted by MDV from time to time.

5.	DISBURSEMENT CONDITIONS	:	Disbursement of the Facility shall be made upon fulfilment of:

(a)	all the Conditions Precedent and the Disbursement Conditions as set out in this Letter of Offer;

(b)	MDV has received from the Customer in respect of each disbursement /release under each Facility, a valid and duly completed disbursement notice (of such form and content as shall be acceptable to MDV) and such disbursement/utilisation notice is to be accompanied by satisfactory documentary evidence acceptable to MDV; and

(c)	the disbursement of monies by MDV in respect of each Facility, where applicable, shall be made directly to relevant suppliers/contractors/agents of the Customer at MDV’s absolute discretion;

MDV however, may at its absolute discretion, allow disbursement of the Facility subject to the fulfilment of all the Conditions Precedent and Disbursement Conditions specific to that particular Facility only.

6.	COVENANTS	:	Until the Facility is fully paid, the Customer shall:-

(a)	maintain and keep current all business licences permits, approvals and consents as may be necessary or desirable to enable it to undertake its business;

(b)	subordinate any existing and future loans and advances from directors, related companies and shareholders to the entire outstanding amount payable under the Facility;

(c)	not provide any form of financing or advance or guarantee or grant any credit to any of its directors, shareholders or related companies or any company or person or firm or organisation or purchase or otherwise acquire the capital stock, assets or obligation of any of its directors, shareholders or related companies or any company or person or firm or organisation save and except in the ordinary course of business and on commercial terms and on the basis of arm’s length transaction and with prior written consent of MDV;

(d)	not make any prepayment or repayment of any advances made by its shareholders, directors or related corporations or any other loans or indebtedness if there is any money outstanding under the Facility which is due and unpaid without prior written consent of MDV;

(e)	procure and ensure that all present and future loans granted to it by any of its directors, shareholders (including corporate shareholders) or related companies will be subordinated to any amount due and payable under the Facility;

(f)	duly observe and perform all its obligations and payment instruction under the terms of the deed of assignment and it shall not revoke such payment instruction/obligations under the terms of the deed of assignment without prior written consent of MDV;

(g)	submit to MDV its monthly management accounts on a quarterly basis, latest by the end of the month following the relevant quarter. The first submission of the Customer’s management accounts shall be made within the first Three (3) months from the first disbursement of the Facility;

(h)	submit to MDV its consolidated cashflow on quarterly basis, latest by the end of the month following the relevant quarter;

(i)	not create or incur additional financing of any nature or permit to subsist any security interest over any of the assets which are offered by the Customer and/or security parties as security to MDV in respect of the Facility or which are the subject matter of the Security Documents, except with prior written consent of MDV;

(j)	permit and enable MDV to appoint such other persons or representatives or agents of MDV to access and monitor the Project, to visit any facilities and construction sites included in the Project and to, inter alia, examine the goods and/or services financed out of the proceeds of the Facility and any plants, installations, sites, works, buildings, property, equipment, records and documents relevant to the performance of the obligations of the Customer. Any cost incidental thereto shall be borne by the Customer;

(k)	permit and enable MDV and/or such other persons authorized by, or representatives or agents of MDV (as may be deemed appropriate by MDV) to verify and confirm with the Employer/Sponsor/Project Awarders on any other matter(s) in relation to the Project/contract financed by MDV;

(l)	ensure all progress claim(s)/invoice(s) to the Employer/Sponsor/Project Awarders must be stamped with “All contract proceeds shall be remitted into the Trust Account/Project Account/Collection Account”. The Customer is also required to submit and furnish to MDV copy(ies) of all progress claim(s)/invoice(s) (if applicable);

(m)	submit to MDV its audited accounts within Six (6) months from their financial year end; and

(n)	comply with all the additional covenants as set out in this Letter of Offer (if any).

7.	TAKAFUL/ INSURANCE POLICY	:	(a)	The Customer shall maintain and submit to MDV a valid takaful certificate policy over:

(i)	the asset/equipment/machinery/ raw material financed throughout the financing tenure. The certificate will cover all risks to be determined by MDV in respect of the asset/ equipment/ machinery / raw material and with MDV’s right and interests as chargee and/or loss payee endorsed on the said takaful certificate.

(ii)	its business against all risks (including third party risks and workmen’s compensation) which a prudent company carrying on a business similar to that of the Customer would normally cover/insure and the Customer will not do or omit to do or suffer anything to be done which might render any such takaful certificates/insurance policies to be void or voidable and with MDV’s right and interests as chargee and/or loss payee endorsed on the said takaful certificate;

In the event no takaful protection is available or offered in that particular sectors or classes, the Customer may opt to take up or cause to maintain an adequate insurance coverage by MDV partner insurance company and/or insurance company acceptable to MDV in respect of the business of the Customer and its asset / equipment / machinery / raw material financed and/or to be financed by MDV with MDV’s right and interests as chargee and/or loss payee endorsed on the said takaful certificate.

(b)	In the event of the Customer not effecting, maintaining or renewing any such takaful/insurance as aforesaid it shall be lawful for but not obligatory upon MDV at the cost and expense of the Customer to effect, maintain or renew any such takaful/insurance as aforesaid as MDV may think fit and debit the Customer’s account with the sum of the cost and expense so incurred.

8.	FOREIGN EXCHANGE LOSSES	:	Any foreign exchange losses arising howsoever from the opening of any account by the Customer in Malaysia or elsewhere or any transactions (including but not limited to the remittance of monies other than in Ringgit Malaysia to the Customer’s account or MDV’s account in Malaysia or elsewhere) contemplated under the Facility shall be borne solely by the Customer.

9.	APPLICABLE TAX	:	(a)	The Customer Is liable to pay for any tax or levy which as at the date of the Letter of Offer or at any date subsequent to the date of the Letter of Offer, is required by law or regulations, guidelines, decisions or directives issued under such laws (and shall include any amendments made to such laws, regulations, guidelines, decisions or directives) to be paid to any body or authority having jurisdiction over MDV, in respect of any moneys charged or incurred by the Customer, during the continuation of the Facility and/or for so long as the Facility or any part of it remains outstanding and unpaid. Unless otherwise stated by MDV at any time, any fees and charges notified to the Customer are inclusive of any applicable tax at the prevailing rate. Where MDV has stated otherwise, the Customer shall be liable to pay the applicable tax in addition to MDV’s fees and charges.

			(b)	Any tax or levy incurred by MDV in relation to the Facility shall be borne by and charged to the Customer and in the event that MDV shall effect any payment, the Customer shall be liable to reimburse MDV for such amounts paid.

10.	DISCLOSURE	:

By accepting the Facility in the Letter of Offer, the Customer hereby gives consent to MDV to disclose (whether in writing or otherwise) from time to time information on or concerning the Customer, the Facility, the Letter of Offer, the Transaction Documents, the state of the Customer’s accounts with and liabilities to MDV and any other matters affecting or which may be affected by the foregoing matters in such manner and to such extent as MDV may from time to time consider necessary to:-

			(a)	the Government of Malaysia and any other monetary, governmental or other authorities, agencies or bodies having jurisdiction over MDV;

			(b)	MDV’s related and associate companies;

			(c)	the Credit Bureau established by Bank Negara Malaysia (“CB”);

			(d)	credit reporting agency under the Credit Reporting Agencies Act 2010; and/or

			(e)	any assignee or potential assignee of MDV in respect of the assignment / proposed assignment by MDV of any of its rights, interests or benefits under or in connection with the Facility or the Transaction Documents.

The Customer also acknowledges and consents to MDV to disclose all or any part of the above information pertaining to the Customer or the Facility to CB and/or credit reporting agency and acknowledges and agrees that such information on the Customer may be accessed by other banks or financial institutions having access to the Central Credit Reference Information System maintained by Bank Negara Malaysia and/or subscribers to the platform provided by the credit reporting agency under the Credit Reporting Agencies Act 2010.

11.	WAIVER NOT TO PREJUDICE MDV’s RIGHTS	:	MDV may neglect or forbear to enforce any of the terms in the Letter of Offer or any agreement between the Customer and MDV or waive such conditions as MDV deems fit or any breach by the Customer of the same, without prejudice to MDV’s rights at any time afterwards to act or insist to act strictly in accordance with the originally agreed terms in respect of the existing or subsequent breach.

12.	INTERNET BANKING	:	MDV reserves the right to operate the Trust Account/ Project Account/ Collection Account and/or any account designated by MDV via the internet banking services which constitutes banking services and any other products and services, or any part thereof, which may be accessed through the use of a personal computer terminal and modem over the internet, upon the current input of username and password.

MDV reserves the right to authorise the locally incorporated Islamic financial institution with which the Trust Account/ Project Account / Collection Account and/or any account designated by MDV is maintained in respect of the internet banking services including but not limited to authorise the locally incorporated Islamic financial institution to withdraw, transfer or otherwise deal with any or all of the balance in the Trust Account/ Project Account/ Collection Account and/or any account designated by MDV.

13.	BINDING EFFECT	:	The terms and conditions herein shall be binding upon and enure to the benefit of the Customer and its successors-in-title and MDV and its successors-in-title and assigns.

The liabilities and/or obligations of the Customer under this Letter of Offer continue to be valid and binding for all purposes whatsoever notwithstanding any change whether by reason of amalgamation, bankruptcy, death, insanity, incorporation, liquidation, reconstruction, winding-up or otherwise howsoever in the name, style, constitution or composition of the Customer or any security party(ies) and it is expressly declared that no change of any sort whatsoever in relation to or affecting the Customer or any security party(ies) shall in any way affect the Customer’s or any security party(ies)’ liabilities and/or obligations in relation to any transaction whatsoever whether past, present or future.

14.	CONCURRENT PROCEEDINGS	:	MDV shall have the right to exercise any rights and remedies available to it under this Letter of Offer or pursuant to the Facility or otherwise against the Customer or any party providing security for the Facility concurrently or successively as it may consider appropriate.

15.	FORCE MAJEURE	:	Notwithstanding any other provisions herein, in the event MDV is unable to perform any obligations hereunder or any operations or to provide any service(s) due to any reason beyond MDV’s control, including but not limited to fire, earthquake, flood, epidemic, pandemic, natural catastrophe, accident, riot, civil disturbance, industrial dispute, act of public enemy, embargo, war, Act of God or any failure or disruption to telecommunication, electricity, water, fuel supply or any factor in a nature of a force majeure, MDV shall not in any way be liable for any failure on its part to perform such obligations or for any inconvenience, loss, injury, damages suffered or incurred by the Customer or any security part arising therefrom.

16.	SEVERABILITY	:	Any provision in this Letter of Offer which is illegal or unenforceable shall not affect the validity or enforceability of the remaining provisions hereof.

17.	RELIANCE ON INSTRUCTIONS FROM THE CUSTOMER	:	MDV shall be entitled to rely upon and act on the instructions of the Customer, whether oral or written and whether given by telephone, post, telex, able, facsimile transmissions or other electronic means. Without prejudice to the generality of the foregoing, MDV shall be entitled to rely and act on any notice or instructions given, whether based on signatures which appear to MDV, by reference to the names and signatures of such persons filed with MDV to be the signatures of any of the persons authorised by the Customer to issue any notice or any instructions whatsoever, without enquiry on the part of MDV as to the identity of the person giving or purporting to give such notices or instructions or as to the authenticity of such notices or instructions, notwithstanding that it is subsequently shown that the same was not given by such authorised person(s).

MDV’s rights hereunder shall not be affected by any misuse or unauthorised use of such communication. MDV (and its officers, employees and agents) shall be indemnified in full by the Customer against all loss, claims, demands, costs, damages, expenses, and all other liabilities whatsoever which MDV may incur in consequence of its accepting and acting on such communication.

18.	INDEMNITY	:

In addition and without prejudice to the powers, rights and remedies conferred on MDV herein, the Customer shall indemnify MDV (its officers, employees and agents) against any losses, expenses, claims or damages (including but not limited to legal expenses on a solicitor and own client basis) which MDV (its officers, employees and agents) may sustain or incur as a consequence of any default in payment by the Customer of any sum due hereunder including (but not limited to) any profit or fees paid or payable on account of or in respect of any funds borrowed or deposits from third parties in order to maintain the amount in default or in liquidating or re-employing such funds or deposits.

Further, in the event that any of MDV’s officers or employees is a signatory to any of the Customer’s accounts or any joint account between the Customer and MDV, the Customer shall indemnify MDV, its officers or employees for any and all losses whatsoever and howsoever arising by reason of MDV’s officers or employees being a signatory to the account.

19.	EVIDENCE OF INDEBTEDNESS	:	In any legal action or proceedings relating to the Facility, MDV’s certification as to the amount due to MDV under the Facility shall, in the absence of manifest error, be conclusive evidence that such amount is in fact due and payable.

20.	NO OBLIGATION TO ADVANCE	:	Nothing contained in this Letter of Offer shall be deemed to impose on MDV any obligation at law or in equity to make or to continue to make available the Facility or any part thereof.

21.	PAYMENT	:	The Customer shall pay the entire amount outstanding under the Facility and all monies payable to MDV thereunder on demand and until demand is made by MDV and/or subject to further changes made by MDV, the payment to MDV shall be in accordance with this Letter of Offer.

PROVIDED ALWAYS THAT MDV reserves the right to vary the payment amount and/or the timing of the payment amount and/or the application of any contract proceeds assigned to MDV (where applicable) at its absolute discretion; AND PROVIDED FURTHER THAT in any event, the Facility shall be paid in full by the Customer at the end of Tenure, unless MDV otherwise agrees to allow the reutilisation/revolving of such part of the Facility in such manner and upon such terms and conditions as MDV shall in its absolute discretion prescribe / stipulate.

22.	AVOIDANCE OF PAYMENTS	:	No assurance, security or payment which may be avoided under any law relating to winding-up or insolvency and no release, settlement or discharge given or made by MDV on the faith of any such assurance, security or payment, shall prejudice or affect MDV’s rights to recover from the Customer the monies hereby secured to the full extent hereunder. Any such release, settlement or discharge shall be deemed to be made subject to the condition that it will be void if any payment or security which MDV may have received or may hereafter receive from any person in respect of the monies hereby agreed to be paid or paid by the Customer is set aside under any applicable law or proves to have been for any reason invalid.

23.	APPLICATION OF PAYMENT	:	(a)	All moneys received from or on account of the Customer or from any other person or from the realisation of the Security Documents or any security or otherwise for the purpose of being applied in the reduction of the account of the Customer or of the outstanding amount under any part of the Facility shall be treated for all purposes as payments in gross and not as appropriated or attributable to any specific part or item of the outstanding amount under the Facility even if appropriated thereto by MDV. All securities now or at any time hereafter held by MDV shall be treated as securities for the said general balance. The Customer or any person claiming under the Customer shall have no claim to such securities or to any part thereof or any profit therein unless and until MDV has received the full amount payable to MDV by the Customer.

			(b)	MDV may apply any such moneys in satisfaction in whole or in part of any specific part or item of the outstanding amount of the Facility and in addition and not in derogation of the foregoing, any such moneys may be applied or appropriated by MDV in such manner and for such purpose as MDV may deem fit.

			(c)	Nothing in any of the Security Documents shall:-

(i) be taken as negating any right of set off, combination of accounts, lien or other right to which MDV may at any time be entitled (whether by operation of law, contract or otherwise) against any security party; or

(ii) oblige MDV to apply any set-off against amounts due under any of the Security Documents in preference to applying such set-off against amounts due to MDV in respect of any other transaction.

24.	PREPAYMENT	:	Subject to Ibra’, the Customer is allowed to make prepayment in full and shall be subject to the Customer giving a prepayment notice of not less than One (1) month prior to the intended date of prepayment.

25.	COMPENSATION (TA’WIDH)	:	Without prejudice to the rights of MDV under this Letter of Offer, the Customer shall be liable to pay MDV compensation as follows:

			(a)	For any failure by the Customer to pay the payment due under the Facility from the date of first disbursement until the date of maturity of the Facility, the Customer shall pay compensation charges to MDV at the compensation rate of maximum one percent (1%) per annum on the overdue amount.

			(b)	For any failure by the Customer to pay any amount overdue and which failure continues beyond the maturity of the Facility or after judgement is obtained (whichever is earlier), the compensation rate shall be applied is up to the prevailing Islamic Interbank Money Market rate on the balance overdue amount.

			(c)	The amount of such compensation shall not be compoundable on the principal amount.

26.	IBRA’ (REBATE)	:	MDV shall grant Ibra’ (rebate) in respect of any amount due under the Facility in any of the following situations:

			(a)	any early settlement or early redemption by the Customer including prepayment;

			(b)	any settlement of the Facility due to any financing restructuring exercise by the Customer;

			(c)	any settlement by the Customer upon occurrence of the event of default;

			(d)	any settlement by the Customer in the event of termination or cancellation of the facility before the expiry of the Tenure of the Facility; and

			(e)	the difference between the profit calculated based on the CPR and the amount of profit calculated based on the EPR, when the profit based on the EPR is lower than the profit based on the CPR.

Ibra’ (Rebate) will be granted in accordance with the settlement amount calculation as below:

(i) Settlement amount = outstanding Asset Sale Price + instalment due + Ta’widh (if any) - Ibra’ (Rebate)

(ii) Ibra’ (Rebate) = Deferred Profit - Early Settlement Charges

“Deferred Profit” means unaccrued profit at the point of settlement of the Facility.

“Early Settlement Charges” means the charges that may be imposed by MDV on the Customer for early settlement of the Facility before the end of the Tenure of the Facility. Such charges may include:-

(aa) costs that have not been recovered because a financing contract has a structure with discount elements at the initial period of financing (if applicable); and

(bb) initial costs that have not been recovered (e.g. legal fees, valuation fees and takaful contribution), but shall in any event be a reasonable estimate of the costs incurred by MDV as a direct result of such early settlement.

For avoidance of doubt, it is hereby acknowledged and agreed that the rebates referred to herein shall not be construed in any manner whatsoever as cash rebate payable to the Customer, but shall be reflected as a reduction in the profit element of the Asset Sale Price.

The rebate shall only be deemed granted upon receipt of the settlement/redemption sum as determined by MDV. The calculation of rebate shall be made in accordance with any rules, regulations and/or directives (whether or not having the force of law) required of or imposed upon MDV from time to time and at any time by Bank Negara Malaysia or any other authority having jurisdiction over MDV.

Nothing contained in this clause shall prejudice the rights and powers of MDV nor operate as waiver in the event of subsequent breach by the Customer after the exercise of Ibra’ (Rebate).

27.	RIGHT OF SET-OFF (MUQASSAH)	:	MDV may at any time without notice and irrespective of whether or not an event of default has occurred or in making demand and notwithstanding any settlement of account or other matter whatsoever immediately combine or consolidate all or any of the then existing accounts of the Customer of whatsoever nature including accounts in the name of MDV or of the Customer jointly with others (whether current deposit, financing facility, facility granted or of any other nature whatsoever whether subject to notice or not and whether in Ringgit Malaysia or in any other currency) wheresoever situated and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards the satisfaction of any moneys obligations and liabilities of the Customer of whatsoever nature to MDV whether such liabilities be present future actual contingent primary collateral several or joint.

If any of the liabilities of the Customer is contingent, MDV shall be entitled to set-off and transfer any sum standing to the credit of any account of the Customer towards satisfaction of the Customer’s contingent liabilities and in the event that the Customer’s actual liabilities in respect of such contingent liabilities shall subsequently be less than the amount set-off by MDV, MDV shall refund such surplus amount to the Customer. Where such combination set-off or transfer requires the conversion of one currency into another such conversion shall be calculated at the then prevailing spot rate of exchange of MDV (as conclusively determined by MDV) for purchasing the currency for which the Customer is/are liable with the existing currency so converted.

28.	CONSOLIDATION	:	(a) Any provisions of the laws of Malaysia restricting the right of consolidation shall not apply to the Security Documents. In addition to and without prejudice to any other right of consolidation, it is hereby declared that the security provided pursuant to the Security Documents shall not be redeemed or released or discharged save and except on payment of not only all moneys secured thereby but also moneys whatsoever and howsoever payable or due from the Customer and/or the security parties to MDV under any other account, whether as customer, guarantor, lessee, pledgor, chargor or otherwise with MDV, and moneys secured by any other security interest whatsoever created by the security parties or any person through whom the security parties claim which is at the date hereof or at any time hereafter assigned, charged, mortgaged to or vested in MDV over any property or other assets other than the security provided pursuant to the Security Documents.

(b)	Without prejudice to any other remedy which MDV may have, MDV may at any time and without notice to the Customer combine or consolidate all or any of the accounts of the Customer with any liabilities of the Customer under any other agreement or contract with MDV, and set-off or transfer any sum or sums outstanding to the credit of any one or more of such accounts, agreements or contracts or from any other assets of the Customer or securities held by MDV in or towards satisfaction of any of the liabilities of the Customer with MDV.

29.	REVIEW AND TERMINATION	:	Notwithstanding anything herein stated and subject always to Shariah requirements, the Facility may be recalled by MDV and payable on demand upon the occurrence of an event of default.

MDV shall have the right to review the Facility at such times as may be decided by MDV and upon such review, MDV shall be entitled at any time or from time to time to impose any further conditions or vary any terms of the Facility with prior notification to the Customer and such additional terms or variation to any terms shall be mutually agreed between MDV and the Customer.

30.	EVENT OF DEFAULT	:	If the Customer commits any default, the terms of the default as set out in the Transaction Documents shall take effect.

31.	GOVERNING LAW	:	This Letter of Offer shall be construed and have effect in all respects in accordance with the laws of Malaysia and the Customer hereby irrevocably submits to the non-exclusive jurisdiction of the Malaysian Courts.

32.	COSTS AND EXPENSES	:	All costs and charges together with any relevant duties and taxes incurred by MDV in connection with or arising from or incidental to the Facility or to MDV’s enforcement of its rights thereunder, including but not limited to, MDV’s solicitor’s fees (on a solicitor and client and full indemnity basis) and stamp duty on the Transaction Documents (inclusive of all compensation/ late payment charges thereof for any reason whatsoever) and the applicable tax, shall be borne by the Customer and shall be payable by the Customer immediately upon demand by MDV.

33.	SOLICITORS	:	Solicitors for the Facility shall be appointed by MDV and all fees and expenses shall be borne by the Customer.

34.	INDEPENDENT LEGAL ADVICE	:	The Customer hereby confirms, represents and warrants to MDV that in the execution and delivery of the Transaction Documents, the Customer has sought, obtained and relied upon its own independent legal advice and has not relied upon any representation, statement or advice from the solicitors or agents or officers of MDV.

The Customer hereby acknowledges that MDV has accepted and entered into the Transaction Documents on the basis of and in full reliance upon the aforesaid confirmation, representation and warranty and the Customer hereby further agrees, covenants and confirms that the aforesaid confirmation, representation and warranty herein shall survive and continue to have full force and effect after the execution and delivery of the Transaction Documents and notwithstanding any investigation by or on behalf of MDV.

35.	SHARIAH - COMPLIANT PRODUCTS AND ACTIVITIES	:	The Customer shall utilise the Facility for Shariah-compliant purposes, products and activities only.

36.	PERSONAL DATA PROTECTION ACT 2010 (“PDPA”)	:	MDV may request the Customer from time to time to provide the personal data and information of the Customer, the Customer’s guarantor(s) and/or any third party security providers’ (including but not limited to) directors, shareholders, employees, representatives and/or any other individual (“the Individual”) in the course of the Customer’s contract and/or transactions with MDV (“Personal Data”).

The Customer hereby warrants that it has complied with the PDPA and has obtained the relevant consents from the Individual in relation to the processing and disclosure of their Personal Data.

37.	FOREIGN ACCOUNT TAX COMPLIANCE ACT (“FATCA”)	:	The Customer hereby consents that MDV may:-

(a)	report the Customer’s information to the relevant regulatory authorities in accordance with the requirements of FATCA as may be stipulated by laws, regulations, agreements or regulatory guidelines or directives;

(b)	withhold from the Customer’s account(s) such amounts in accordance with the requirements of FATCA as may be stipulated by applicable laws, regulations, agreement, or regulatory guidelines or directives; and

(c)	classify the Customer as a recalcitrant account holder or non-participating foreign financial institution (NFFI) and/or suspend or terminate the account(s) granted to the Customer, in the event that the Customer fails to provide accurate and/or complete information and/or documentation as MDV may require.

In addition to the above, the Customer undertakes to provide MDV with written notice within Thirty (30) calendar days, should there be any change in information provided to MDV.

38.	STRATEGIC TRADE ACT 2010 (if applicable)	:	The Customer hereby agrees, covenants and undertakes that the Facility herein shall not be utilised for transaction involving goods, items and services identified and/or classified as strategic items for the purposes of the Strategic Trade Act 2010 including the importation, exportation, transshipment, brokering, marketing, distribution or all other transactions not specifically stated herein involving such strategic items and/or in any way act in contravention of the Strategic Trade Act 2010 and the Customer further agrees and covenants that MDV may at its absolute discretion decline to disburse the Facility, allow further utilisation, make payments or process the payment of the Facility herein or accept and negotiate any trade facilities granted to the Customer or requested to be negotiated by the Customer if such transaction relate to the said strategic items and MDV further reserves its absolute right to declare an event of default and terminate or cancel the Facility granted herein as a result of such transactions. The Customer shall absolve MDV from any liability arising from such transactions and shall further indemnify and keep MDV indemnified on a full indemnity basis against any fines and/or penalties imposed on MDV and against any penal sanctions imposed on MDV or of MDV as a result of any act or conduct or contravention by the Customer of the Strategic Trade Act 2010 and/or causing MDV to in any way contravene the Strategic Trade Act 2010.

39.	ANTI-MONEY LAUNDERING AND ANTI-TERRORISM FINANCING AND PROCEEDS OF UNLAWFUL ACTIVITIES ACT 2001	:	The Customer hereby agrees, covenants and undertakes that the Customer has never and would not:

(a)	engage, directly or indirectly, in a transaction that involves proceeds of any unlawful activity;

(b)	acquire, receive, possess, disguise, transfer, convert, exchange, carry, dispose, use, remove from or brings into Malaysia proceeds of any unlawful activity;

(c)	conceal, disguise or impede the establishment of the true nature, origin, location, movement, disposition, title of, rights with respect to, or ownership of, proceeds of any unlawful activity; and

the Customer confirms to MDV that it is not involved in any money laundering activity within the meaning of Section 3 of the Anti-Money Laundering and Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001.

40.	CONNECTED PARTIES	:	The Customer covenants that none of the directors, managers, guarantors, agents or shareholders or employees of the Customer or the spouses, parents, children of such directors, guarantors, managers, agents, shareholders or employees are directors, officers or in any way otherwise connected with MDV.

41.	VARIATION OF EFFECTIVE PROFIT RATE	:	(1)	Subject always to Shariah requirements and the Ceiling Profit Rate, MDV shall be entitled at any time or from time to time to vary with prior notification, the EPR and the Customer agrees that MDV is entitled at any time and from time to time to vary the same.

			(2)	Where variation in the manner aforesaid occurs, the amended or new applicable EPR and such other charges shall be payable from the date of such amended or new applicable EPR and such other charges are imposed or take effect and applicable EPR shall be recomputed, if necessary, in accordance with the provisions of this letter of Offer. Any amended rate effected hereunder shall not affect the existing transaction but shall only be applicable for the next payment/instalment under the Facility.

			(3)	MDV may give notice of change of the EPR, to the Customer but failure by MDV to give notice shall not prejudice or have the effect of invalidating any such variation. Notice by MDV may be affected at MDV’s discretion by way of electronic mail or general advertisement in any one or more of the form(s) of mass communication or by notice placed at MDV’s place of business, and such variation/change shall take effect from the date specified in the said notice.